     As filed with the Securities and Exchange Commission on June 20, 1996

                                                  Registration No. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          VIDEOLAN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                      Delaware                        61-1283466
          (State or other jurisdiction of          (I.R.S. Employee
           incorporation or organization)         Identification No.)

                       100 Mallard Creek Road, Suite 250
                           Louisville, Kentucky 40207
                    (Address of principal executive offices)

                             ---------------------

             STOCK OPTIONS GRANTED TO CERTAIN OFFICERS, DIRECTORS,
                    EMPLOYEES AND CONSULTANTS OF THE COMPANY
                            (Full title of the plan)

                             ---------------------

                                  Ted Ralston
                       Chairman of the Board of Directors
                          VideoLan Technologies, Inc.
                       100 Mallard Creek Road, Suite 250
                           Louisville, Kentucky 40207
                                 (502) 895-4858
           (Name, Address and Telephone Number of Agent For Service)

                             ---------------------

                                   Copies to:

                               William G. Strench
                              Hirn Doheny & Harper
                              2000 Meidinger Tower
                           Louisville, Kentucky 40202
                                 (502) 585-2450

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                        maximum       maximum
                                       offering      aggregate      Amount of
Title of securities    Amount to be      price       offering      registration
 to be registered       registered     per share       price           fee
- -------------------    ------------    ---------  ---------------   -----------
Common Stock,            625,000        $3.00(1)  $1,500,000.00(1)    $517.24
$0.01 par value         shares(1)

(1) To be issued pursuant to the exercise of stock options granted to Vernon L. Jackson (375,000 shares at an exercise price of $2.00 per share), Steven B. Rothenberg (100,000 shares at an exercise price of $3.00 per share), Mark Scott (100,000 shares at an exercise price of $3.00 per share) and John Haines (50,000 shares at an exercise price of $3.00 per share).

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents are incorporated by reference in this registration statement:

     (a) The registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995;

     (b) The registrant's Quarterly Report on Form 10-Q SB for the quarter ended March 31, 1996; and

     (c) The description of the registrant's Common Stock, $0.01 par value per share, and of its Redeemable Common Stock Purchase Warrants contained in the registrant's Registration Statement on Form SB-2 (File No. 33-93086), as such description may be amended or updated.

     All documents subsequently filed by the registrant pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement indicating that all of the securities offered have been sold or deregistering all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

     The registrant is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees, and agents in connection with actions, suits, or proceedings brought against them by a third party or in right of the corporation, by reason of the fact that they were or are such directors, officers, employees, or agents, against expenses incurred in any action, suit or proceeding. Article Seventh of the Certificate of Incorporation of the registrant provides for indemnification of directors and officers to the fullest extent permitted by the DGCL. Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional

                                      II-1

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misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Eighth of the registrant's Certificate of Incorporation contains such a provision.

     Section 145(f) of the DGCL provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Section 145(g) of the DGCL provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees or agents of the corporation against any liability asserted against or incurred by such parties in their respective capacity with the corporation. The registrant has obtained directors and officers' liability insurance coverage.

Item 8. Exhibits.

Exhibit No.                    Description of Exhibit
- -----------                    ----------------------
 4.1 .......... Certificate of Incorporation of the registrant (incorporated by reference to Exhibit No. 3.1 of the registrant's Registration Statement on Form SB-2 (File No. 33-93086))

 4.2 .......... Bylaws of the registrant (incorporated by reference to Exhibit
                No. 3.2 of the registrant's Registration Statement on Form SB-2 (File No. 33-93086))

 4.3 .......... Employment Agreement and Employment Agreement Addendum between the Company and Steven B. Rothenberg (incorporated by reference to Exhibit 10.29 of the registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995)

 4.4 .......... Option Agreement between the Company and John E. Haines
                (incorporated by reference to Exhibit 10.33 of Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form SB-2 (File No. 33-93086))

 4.5 .......... Consulting Agreement between the Company and Mark P. Scott

 5 ............ Opinion of Hirn Doheny & Harper

24.1 .......... Consent of Grant Thornton LLP

                                      II-2

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24.2 .......... Consent of Hirn Doheny & Harper (contained in their opinion filed as Exhibit 5)

25 ............ Powers of Attorney (included on the signature page of this registration statement)

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
                   Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      II-3

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     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the DGCL, the Certificate of Incorporation and the Bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-4

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the ____ day of June, 1996.

                                       VIDEOLAN TECHNOLOGIES, INC.

                                       By:
                                           -----------------------------------
                                           Peter Beck, Chief Operating Officer
                                                     /s/ Peter Beck

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Peter Beck and Steven B. Rothenberg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                Title                           Date
      ---------                -----                           ----

- ----------------------   Chairman of the Board of          June 20, 1996
     Ted Ralston         Directors
 /s/ Ted Ralston
                                      II-5

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                          Chief Operating Officer           June 20, 1996
- ----------------------    (Principal Executive Officer)
      Peter Beck
  /s/ Peter Beck
                          Vice President-Finance,           June 20, 1996
- ----------------------    Chief Financial Officer (Chief
    Steven B. Rothenberg  Accounting Officer), and Director
/s/ Steven B. Rothenberg

- ----------------------    Director                          June 20, 1996
    Vernon Jackson
/s/ Vernon Jackson

- ----------------------    Director                          June 20, 1996
    Howard S. Jacobs
/s/ Howard S. Jacobs

- ----------------------    Director                          June 20, 1996
    John R. Glankler
/s/ John R. Glankler

- ----------------------    Director                          June 20, 1996
    R. Dean Jackson
/s/ R. Dean Jackson

- ----------------------    Director                          June 20, 1996
    Jacques O. de Labry
/s/ Jacques O. de Labry
                                      II-6

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Exhibit No.                    Description of Exhibit
- -----------                    ----------------------
 4.1 .......... Certificate of Incorporation of the registrant (incorporated by reference to Exhibit No. 3.1 of the registrant's Registration Statement on Form S-1 (File No. 33-93086))

 4.2 .......... Bylaws of the registrant (incorporated by reference to Exhibit
                No. 3.2 of the registrant's Registration Statement on Form S-1 (File No. 33-93086))

 4.3 .......... Employment Agreement and Employment Agreement Addendum between the Company and Steven B. Rothenberg (incorporated by reference to Exhibit 10.29 of the registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995)

 4.4 .......... Option Agreement between the Company and John E. Haines
                (incorporated by reference to Exhibit 10.33 of Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S8-2 (File No. 33-93086))

 4.5 .......... Consulting Agreement between the Company and Mark P. Scott

 5 ............ Opinion of Hirn Doheny & Harper

24.1 .......... Consent of Grant Thornton, LLP

24.2 .......... Consent of Hirn Doheny & Harper (contained in their opinion filed as Exhibit 5)

25 ............ Powers of Attorney (included on the signature page of this registration statement)